                                                                 EXHIBIT (99)(h)
                                                   CONFORMED COPY FILED WITH SEC

                           ARTICLES OF INCORPORATION

                                     OF THE

                        PICOM INTERIM INSURANCE COMPANY

     We, the undersigned, desiring to become incorporated under the provisions of Act No. 218 of the Public Acts of 1956, as amended, do hereby make, execute, and adopt the following articles of incorporation, to-wit:

                                   ARTICLE I.

     The names of the incorporators and their respective places of residence are as follows:

NAME                                     PLACE OF RESIDENCE
- ----------                               ---------------------------
Victor T. Adamo                          1314 Dennison
                                         East Lansing, Michigan  48823

R. Kevin Clinton                         412 Oxford
                                         East Lansing, Michigan 48823

Annette E. Flood                         310 N. Bridge Street
                                         Dewitt, Michigan   48820

Kathryn A. Neville                       201 Greencroft
                                         Lansing, Michigan  48910

Karen R. Blohm                           6901 Kingdon
                                         Holt, Michigan  48842

Tamara J. Daniels                        1322 Dexter Trail
                                         Dansville, Michigan  48819

Brad B. Arbuckle                         6789 Woodcrest Drive
                                         Troy, Michigan  48098

Sally A. Hamby                           6808 Granger Drive
                                         Troy, Michigan 48098

Ann M. Maiuri                            349 Aspinwall
                                         Troy, Michigan 48098

J. Kevin Trimmer                         641 Yarmouth
                                         Bloomfield Hills, MI 48301


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
    NAME                                 PLACE OF RESIDENCE
- --------------                           ---------------------------
Stephen G. Palms                         784 East Square Lake Road
                                         Bloomfield Hills, Michigan 48304

Lisa D. Pick                             5929 Naneva Court
                                         West Bloomfield, Michigan 48322

Cecilia A. Jacobson                      8280 Ellis Creek Drive
                                         Clarkston, Michigan 48348

                                  ARTICLE II.

     The name assumed by this Corporation and by which it shall be known in law is PICOM Interim Insurance Company and its principal office for the transaction of business shall be in the County of Ingham, State of Michigan.

                                  ARTICLE III.

     This Corporation is organized for the following purposes, as authorized by Chapter 6, Act No. 218 of the Public Acts of 1956, as amended, namely:

     To write those kinds of insurance defined in said Chapter 6, except life insurance;

     To reinsure risks of every kind or description, except life insurance; and

     To, consistent with the above purposes, have and enjoy all of the powers, rights and authority as is or may be conferred upon corporations of its class by the laws of the State of Michigan.

                                  ARTICLE IV.

     The term of existence of this Corporation shall be perpetual.

                                   ARTICLE V.

     The annual meeting of the shareholder shall be held on the 1st Wednesday of June, or such other date as may be designated by the Board of Directors. The meeting shall be held at the time and place within or without the State of Michigan as is set forth in the notice of meeting. At such meeting the shareholder shall elect Directors, as required by the Articles of Incorporation, and transact such other business as shall lawfully come before the meeting.





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                                  ARTICLE VI.

                                 CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have the authority to issue is one million (1,000,000) consisting of one class only, designated as Common Shares at a par value of One Dollar ($1.00) per share. No Common Share shall be issued or sold for less than One and 50/100 Dollars ($1.50) cash. The minimum capital of the Corporation which shall be paid in before the Corporation shall commence business shall be One Million Five Hundred Thousand Dollars ($1,500,000); consisting of One Million Dollars ($1,000,000) paid-in-capital and Five Hundred Thousand Dollars ($500,000) additional contributed surplus.

                                  ARTICLE VII.

                        ELECTION AND TERMS OF DIRECTORS

     1.  The Board of Directors shall consist of three directors.

     2. Each director shall hold office until the annual meeting next succeeding his or her election or until his or her earlier resignation, removal from office, or death.

     3. At any duly called annual or special meeting of the shareholder, the shareholder may remove a director with or without cause. The vote for removal shall be by a majority of shares entitled to vote at an election of directors.

     4. Any vacancy in the Board of Directors, unless otherwise provided by law, shall be filled by a majority vote of the directors then in office, though less than a quorum, at any regular or special meeting of the Board of Directors or at any annual or special meeting of the shareholder. Any person elected by the Board of Directors to fill a vacancy on the Board shall serve until the next election of directors by the shareholder. If elected by the shareholder, the person elected to fill the vacancy shall serve for the balance of the unexpired term.

     5. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the acts of the majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

                                 ARTICLE VIII.

                              POWERS OF DIRECTORS

     Except as otherwise provided by law or by these Articles, the powers of the Corporation shall be exercised by or under the authority of the Board of Directors. In addition to such other powers as are provided by law, the Directors have the power:

         a)   To make, amend or repeal the Bylaws;





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         b)   To elect officers and fix their compensation;

         c) To remove any officer of the corporation elected by the Board as permitted by law;

         d) To establish committees of Directors and other committees and to delegate to such committees those powers which by law it may so delegate;

         e) In addition to the duties and powers enumerated herein, the Board of Directors shall have all powers and duties necessary or incident to their office.

                                  ARTICLE IX.

                                    OFFICERS

     1. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may from time to time fill any vacancies, create such other offices and elect such other officers as it may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     2. Officers of the Corporation shall hold office until the next meeting of the Board of Directors following the annual meeting of the shareholder and until their successors are elected and qualified, subject however to removal by the Board of Directors, as permitted by law, or prior death or resignation.

                                   ARTICLE X.

                                INDEMNIFICATION

     Subject to statutory limitations, the Corporation shall have the power to indemnify and reimburse any person for expenses (including attorney's fees, judgments, fines, settlements and other costs) reasonably incurred by him or her and for liabilities imposed upon him or her in connection with or arising out of any action, suit or proceeding, civil or criminal, or threat thereof, in which he or she may be involved by reason of being or having been a Director, officer, employee, trustee or agent of the Corporation or of any firm, corporation or organization with respect to which he or she served in any capacity at the request of the Corporation.

                                  ARTICLE XI.

                            INCORPORATORS' COVENANTS

     The undersigned shall not permit the corporation to commence business until sufficient funds, as required by law, have been paid into the capital and surplus account of the corporation,





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nor until a Certificate of Authority has been issued to the corporation by the
Michigan Commissioner of Insurance.

                                  ARTICLE XII.

                               DIRECTOR LIABILITY

     1. Except as provided in Section 2 below, a Director shall not be personally liable to the corporation, its shareholders, or its policyholders for any monetary damages arising out of a breach, or a claim thereof, of the Director's fiduciary duty to the corporation, its shareholder or policyholders.

     2. The limitation of liability of a Director stated in Section 1 does not apply to any of the following:

         a) A breach of the Director's duty of loyalty to the corporation, its shareholders or policyholders;

         b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

         c) A transaction from which the Director derived an improper personal benefit; and

         d)   An act or omission occurring before January 1, 1989.

                                 ARTICLE XIII.

                              AMENDMENTS OF BYLAWS

     The Bylaws of the Corporation may be amended at any regular or special meeting of the Board of Directors by a vote of the majority of the directors present. No amendment to the Bylaws shall become operative unless and until it shall have been filed with the Commissioner of Insurance of the State of Michigan.

                                  ARTICLE XIV.

                             AMENDMENTS OF ARTICLES

     Amendments to these Articles of Incorporation may be made at any special meeting of the shareholder duly called for that purpose, or at any annual meeting of the shareholder, provided that a statement of the nature of the proposed amendment is included in the notice of the meeting, upon receiving the affirmative vote of the holder of a majority of the outstanding shares entitled to vote thereon.





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     IN WITNESS WHEREOF, We, the parties hereby associating, for the purpose of giving legal effect to these articles, hereunto sign our names this 20th day of March, A.D. 1996.


 /s/ Victor T. Adamo                        /s/ Brad B. Arbuckle
- ---------------------------------          -----------------------------------
Victor T. Adamo                             Brad B. Arbuckle

 /s/ R. Kevin Clinton                       /s/ Sally A. Hamby
- ---------------------------------          -----------------------------------
R. Kevin Clinton                            Sally A. Hamby

 /s/ Annette E. Flood                       /s/ Anna M. Maiuri
- ---------------------------------          -----------------------------------
Annette E. Flood                            Anna M. Maiuri

 /s/ Kathryn A. Neville                     /s/ J. Kevin Trimmer
- ---------------------------------          -----------------------------------
Kathryn A. Neville                          J. Kevin Trimmer

 /s/ Karen R. Blohm                         /s/ Stephen G. Palms
- ---------------------------------          -----------------------------------
Karen R. Blohm                              Stephen G. Palms

 /s/ Tamara J. Daniels                      /s/ Lisa D. Pick
- ---------------------------------          -----------------------------------
Tamara J. Daniels                           Lisa D. Pick

                                            /s/ Cecilia A. Jacobson
                                           -----------------------------------
                                            Cecilia A. Jacobson

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )

     On this 20th day of March, 1996, before me, a notary public in and for said county, personally appeared Victor T. Adamo, R. Kevin Clinton, Annette E. Flood, Kathryn A. Neville, Karen R. Blohm, Tamara J. Daniels, Brad B. Arbuckle, Sally A. Hamby, Anna M. Maiuri, J. Kevin Trimmer, Stephen G. Palms, Lisa D. Pick and Cecilia A. Jacobson known to me to be the persons named in and who executed the foregoing instrument, and severally acknowledged that they executed the same freely and for the intents and purposes therein mentioned.


                                         /s/ Brenda K. Sheldon
                                         --------------------------------------
                                         Brenda K. Sheldon
                                         Notary Public, Macomb County, Michigan
                                         My commission expires 04/03/99
                                         Acting in Oakland County





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